EXHIBIT 3.4

Execution Copy

APGO TRUST,

as Settlor,

and

WILMINGTON TRUST COMPANY,

as Owner Trustee, Administrative Trustee and Delaware Trustee

AMENDED AND RESTATED TRUST AGREEMENT

Dated as of January 31, 2011

ACAR LEASING LTD.

i

EXHIBITS

Exhibit A - Form of Certificate of Trust
Exhibit B - Form of Certificate
Exhibit C - Form of Series Designation Notice

ii

TRUST AGREEMENT

This AMENDED AND RESTATED TRUST AGREEMENT, dated as of January 31, 2011 (as it may be further modified, supplemented or amended from time to time in accordance with its terms, this “Agreement”), relates to ACAR Leasing Ltd. (the “Titling Trust”) and is intended by the parties hereto to amend and restate the Trust Agreement, dated November 14, 2007 (the “Original Agreement”), among APGO Trust, a Delaware statutory trust, as Initial Beneficiary (as defined therein) and as settlor (in such capacity, the “Settlor”), and Wilmington Trust Company (“WTC”), a Delaware banking corporation, as UTI Trustee thereunder (as defined therein) and as Owner Trustee hereunder (in such capacity, the “Owner Trustee”), Administrative Trustee (in such capacity, the “Administrative Trustee”) and Delaware Trustee (in such capacity, the “Delaware Trustee”). Capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings assigned thereto in Annex A to the Credit and Security Agreement, dated as of January 31, 2011, by and among the Titling Trust, as borrower, Wells Fargo Bank, National Association, as Administrative Agent and collateral agent, and AmeriCredit Financial Services, Inc. (“AmeriCredit”), as lender and servicer, as the same be amended from time to time.

WHEREAS, the Settlor, the Owner Trustee, the Administrative Trustee and the Delaware Trustee desire that the Titling Trust be the nominee holder of legal title to Trust Assets and that such acts or actions be taken as are consistent with such nominee status;

IN CONSIDERATION of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

CREATION OF TRUST

SECTION 1.1. Creation of Trust.

(a) Pursuant to the Original Agreement and the certificate of trust attached hereto as Exhibit A (the “Certificate of Trust”) and filed with the Delaware Secretary of State, the parties hereto created a statutory trust pursuant to Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq. (the “Statutory Trust Statute”), and it is the intention of the parties hereto that this Agreement continue such statutory trust and that this Agreement constitute the governing instrument of such statutory trust, which is known as ACAR Leasing Ltd. Pursuant to the Original Agreement, the Settlor created the Titling Trust and delivered to the Owner Trustee the sum of $1.00 to have and to hold, with such other Trust Assets as the Titling Trust may from time to time hold, for the benefit of the Certificateholder of the Certificates under the terms provided herein and the Certificate of Trust.

(b) The purposes of the Titling Trust are and the Titling Trust shall have the power and authority to:

(i) originate, take assignments and conveyances of, hold in trust and release its ownership interest in, the Trust Assets as nominee holder of legal title for the benefit of the related Certificateholder;

(ii) assign or otherwise transfer title to Trust Assets to, or to the order of, the Settlor or all Certificateholders of the related Series, as applicable;

(iii) borrow on a revolving or term basis or otherwise from AmeriCredit to finance the purchase of Lease Agreements and Leased Vehicles and enter into any agreements, instruments or other documents related to such borrowing arrangement;

(iv) at the direction of the Settlor, issue Certificates representing a separate Series Interest in the Titling Trust and the related Trust Assets in accordance with this Agreement and the related Series Designation Notice;

(v) at the direction of all Certificateholders of any Series, enter into Series Contracts with respect to the related Series Interest;

(vi) at the direction of all Certificateholders of any Series having the authority to do so pursuant to the related Series Designation Notice, issue one or more Series Trust Notes with respect to such Series, enter into the related Series Indenture and pledge any or all of the related Series Assets to secure such Series Trust Notes;

(vii) enter into agreements and transactions relating to, or in furtherance of, any Credit Enhancement;

(viii) perform its obligations under agreements, instruments or other documents to which it is a party;

(ix) engage in any of the other activities described or authorized in this Agreement or any amendment hereto;

(x) obtain all necessary licenses required under applicable law to accomplish the foregoing or activities that are incidental thereto or connected therewith;

(xi) engage in such other activities as may be necessary, convenient and advisable in connection with holding title to the Lease Agreements, Leased Vehicles and other Trust Assets, managing the Trust Assets and making distributions to the Certificateholder of Certificates and payments to any Series Trust Noteholders; and

(xii) engage in any and all activities that are necessary or appropriate to accomplish the foregoing or that are incidental thereto or connected therewith.

The Titling Trust shall not engage in any activity (i) other than the foregoing or other than as required by applicable law or the Trust Documents or are authorized by applicable law (to the extent necessary to accomplish the foregoing) or the Trust Documents, or (ii) that would cause the Titling Trust to (A) fail to meet any criteria set forth under any debt or financing arrangement of GMF, or its direct or indirect subsidiaries, that would exclude the Titling Trust from any requirement to guaranty such debt or financing arrangements, or (B) otherwise become liable for, any indebtedness or other obligation of or incurred by GMF or any of its direct or indirect subsidiaries.

ARTICLE II

TRUST ASSETS

SECTION 2.1. Trust Assets.

The Titling Trust shall acquire from time to time the following assets (the “Trust Assets”):

(a) cash;

(b) Lease Agreements;

(c) Leased Vehicles and all proceeds thereof, including, without limitation (i) the residual values of the Leased Vehicles to be realized through the exercise by Lessees of any purchase options under the Lease Agreements, the proceeds of sale of the Leased Vehicles to third parties, payments under any TRAC (terminal rental adjustment clause) provisions, payments received from any other Person, either directly or through a Series Servicer, with respect to the residual value of the Leased Vehicles or payments under any residual value insurance policy (the “Residual Proceeds”) and (ii) each Certificate of Title, which Certificate of Title shall reflect, as the owner of such Leased Vehicle, “ACAR Leasing Ltd.” or such other similar designation as may be acceptable to the applicable Registrar of Titles;

(d) all of the Settlor’s rights (but not its obligations) and all of the Titling Trust’s rights in each case with respect to any Lease Agreement or Leased Vehicle, including, without limitation, (i) the right to proceeds arising from all repurchase obligations, if any, of AmeriCredit, the Settlor, any Dealer and any Assigning Affiliate relating to any Lease Agreement or Leased Vehicle, (ii) all warranty and indemnity provisions contained in or to be provided pursuant to purchase agreements that relate to any Leased Vehicle and all claims against the applicable manufacturer or distributor and (iii) any guaranty given in connection with any Lease Agreement, together with all rights, powers, privileges, licenses, easements, options and other benefits of the beneficiary of the guaranty thereunder and any collateral given as security therefor, to the extent pertaining to such Lease Agreement;

(e) any Insurance Policies;

(f) any Security Deposit to the extent due the lessor under the related Lease Agreement in accordance with the terms of such Lease Agreement; and

(g) all proceeds of any of the foregoing, including, without limitation, all present and future claims, demands, causes of and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

SECTION 2.2. Conveyance of Trust Assets.

(a) The Settlor (i) shall, from time to time, and shall from time to time direct Dealers to, pursuant to the related Lease Agreements, assign to the Titling Trust or the Owner Trustee on behalf of the Titling Trust, in trust, Lease Agreements, Leased Vehicles and other Trust Assets and (ii) shall, from time to time, direct the Titling Trust to originate Lease Agreements and to take title and possession of such Lease Agreements, the related Leased Vehicles and the other related Trust Assets. In connection therewith, the Leased Vehicles will be titled in the name of the Titling Trust and the Owner Trustee shall accept such designation and, subject to the other terms of this Agreement, shall permit the related Certificates of Title to be issued in the name of the Titling Trust. Legal title to all Trust Assets shall be vested in the Titling Trust as a separate legal entity except to the extent otherwise specifically provided herein or in any other Trust Document or where applicable state law requires any Trust Asset to be vested otherwise, in which case the Owner Trustee shall, at the direction of the Settlor or the related Series Servicer, cause legal title to be held as required thereby.

(b) Lienholders may be identified on such Certificates of Title as permitted or required by any agreements entered into by the Titling Trust pursuant to Section 1.1(b).

(c) The Owner Trustee hereby accepts and agrees to hold in trust all Trust Assets conveyed to it hereunder, for the use and benefit of, and as nominee holder of legal title for, the Certificateholder and their respective successors and assigns.

ARTICLE III

ACCEPTANCE BY TRUSTEES

SECTION 3.1. Acceptance by Trustees.

(a) The Owner Trustee shall have the rights, powers and duties with respect to the Titling Trust and the Series Interests as are set forth herein. The Settlor hereby appoints Wilmington Trust Company, with its principal place of business in Wilmington, Delaware, as the Owner Trustee. The Owner Trustee does hereby accept such appointment and agrees to act as a trustee of the Titling Trust for the benefit of each Certificateholder, subject to the terms and conditions of this Agreement.

(b) The Administrative Trustee shall have only such rights, powers and duties as are specifically and expressly required by the Statutory Trust Statute and this Agreement. The Administrative Trustee hereby accepts such appointment.

(c) The Delaware Trustee shall have only such rights, powers and duties as are specifically and expressly required by the Statutory Trust Statute and this Agreement. The Delaware Trustee is appointed to serve as the trustee of the Titling Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Statutory Trust Statute that the Titling Trust have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties or liabilities of the other Trustees. The duties of the Delaware Trustee shall be limited to (a) accepting legal process served on the Titling Trust in the State of Delaware and (b) executing any certificates required to be filed with the Secretary of State, which the Delaware Trustee is required to execute under Section 3811 of the Statutory Trust Statute. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Titling Trust, the Certificateholder or any other Person, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are limited solely to the duties and liabilities of the Delaware Trustee expressly set forth in this Agreement. The Delaware Trustee hereby accepts such appointment.

(d) The Owner Trustee shall have the rights, powers and duties set forth in this Agreement with respect to the Trust Assets and the Series Assets of each Series. The Owner Trustee agrees to act as a trustee of the Trust for the benefit of the holders of all or part of the applicable Series, subject to the terms and conditions of this Agreement, upon receipt of a Series Designation Notice.

(e) The Owner Trustee, the Administrative Trustee and the Delaware Trustee may be the same Person.

ARTICLE IV

BENEFICIAL INTERESTS IN TRUST

SECTION 4.1. Designation of Series Interests.

(a) The Settlor, or AmeriCredit on behalf of the Settlor, may, in its sole discretion and at any time, direct the Administrative Trustee to designate a separate series of the Titling Trust, which will be a separate series of the Titling Trust as provided in Section 3806(b)(2) of the Statutory Trust Statute (each, a “Series Interest”) and determine which Trust Assets shall be allocated to such Series Interest (the “Series Assets”). In connection with the designation of a Series Interest pursuant to this SECTION 4.1(a), the Titling Trust will issue to, or to the order of, the Settlor one or more certificates in substantially the form of Exhibit B hereto, that at any time will collectively represent the entire Series Interest in the related Series Assets (each such certificate, a “Certificate” and all of the Certificates issued in connection with a Series Interest, a “Series”).

(b) At least one Business Day prior to the Series Issuance Date with respect to any Series Interest, the Settlor shall deliver to the Administrative Trustee and the Owner Trustee, a notice in substantially the form of Exhibit C hereto (the “Series Designation Notice”), setting forth the terms of the related Series Interest, including but not limited to:

(i) the date the related Series will be issued (the “Series Issuance Date”);

(ii) a schedule listing the Lease Agreements and Leased Vehicles initially allocated to the related Series Interest (a “Series Asset Schedule”);

(iii) the Series Cutoff Date;

(iv) whether additional Lease Agreements and Leased Vehicles may be added to the Series Interest following the Series Issuance Date;

(v) whether Certificates of the related Series will be issued in a single Class or in more than one Class, with each Class having difference rights with respect to the related Series Assets;

(vi) if the Certificates of the related Series will be issued in more than one Class, the terms of each such Class;

(vii) the Persons to whom the Certificate(s) of the related Series will be issued; and

(viii) whether or not Series Trust Notes may be issued by the Titling Trust with respect to the related Series Interest.

(c) On the Series Issuance Date, the Titling Trust will issue the related Certificates to the Persons named in the Series Designation Notice. The Titling Trust will provide notice of each such issuance to the Administrative Trustee and the Administrative Trustee will record such issuance in the Certificate Register.

(d) All Trust Assets will be allocated to Series Interests, and no Trust Asset may at any time be allocated to more than one Series Interest; provided that more than one Series Interest may be a beneficiary of, or named as the loss payee or additional insured with respect to, any insurance policy.

(e) Separate and distinct records shall be maintained for each Series Interest and the assets of the Titling Trust, including the Series Assets allocated to any Series Interest, shall be held (directly or indirectly including through a nominee or otherwise) and accounted for separately from the Series Assets allocated to all other Series Interests, or the Titling Trust generally, if any. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any Series Interest or the related Series Assets or the assets of the Trust generally, if any, shall be enforceable against such Series Assets only or general assets of the Trust, if any, and not against the Titling Trust generally or the Series Assets allocated to any other Series Interest. Except to the extent required by law or specified in this Agreement, a Series Interest shall not be subject to claims, debts, liabilities, expenses or obligations arising from or with respect to any other Series Interest, any Trustee or the assets of the Trust generally, if any. No creditor or holder of a claim relating to the Series Assets allocated to a Series Interest shall be entitled to maintain any action against or recover any Series Assets allocated to any other Series Interest or the assets of the Trust generally, if any. Notice of this limitation on interseries liabilities and the limitation set forth in this Section 4.1(e) shall be set forth in the certificate of trust of the Titling Trust (whether originally or by amendment) as filed or to be filed with the Secretary of State pursuant to the Statutory Trust Statute, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Statutory Trust Statute relating to limitations on interseries liabilities (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Titling Trust, each Series Interest and the assets of the Trust generally, if any.

(f) Any Certificateholder, assignee or pledgee of a Certificate shall be deemed, by virtue of the acceptance of such Certificate, assignment or pledge, to have to the fullest extent permitted by law (i) agreed, accepted and become bound by and subject to the non-petition covenant set forth in Section 6.9 and (ii) released and waived all claims against or with respect to any assets owned by the Trustees in their respective individual capacities and all of the Trust Assets other than the related Series Assets and proceeds therefrom and, in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against such released Trust Assets. Nothing contained herein shall be deemed to release or be a waiver by any party of any claim or right against the Settlor or the Settlor’s interest in respect of such a claim or right.

(g) Each Security, each Series Contract and each document entered into in connection with any Credit Enhancement will include a recitation limiting the obligation represented by such Security, Series Contract or Credit Enhancement to the Series Interest in connection with which the Security, Series Contract or Credit Enhancement was issued or entered into. Each Security, each Series Contract and each document entered into in connection with any Credit Enhancement will also include an acknowledgment and agreement by the holder thereof or the parties thereto, as the case may be, to the effect that if an Insolvency Event occurs with respect to the Titling Trust, any claim that such holder or party may seek to enforce at any time against the Titling Trust or the Series Assets of any Series Interest other than the Series Interest in connection with which such Security, Series Contract or Credit Enhancement was issued or entered into will be subordinate to the payment in full, including post-petition interest, of the claims of the holders of, or parties to, any Securities, Series Contract or Credit Enhancement related to such other Series Interest. In addition, each Certificate will include a recitation of the foregoing limitation with respect to any related Security, Series Contract or Credit Enhancement.

(h) Each Security, each Series Contract and each document entered into in connection with any Credit Enhancement will include a recitation that each holder of or party to such Security, Series Contract or Credit Enhancement irrevocably makes the election afforded to secured creditors by Section 1111(b)(1)(A)(i) of the Bankruptcy Code to receive the treatment afforded by Section 1111(b)(2) of the Bankruptcy Code with respect to any secured claim that such holder or party, as applicable, may have at any time against the Titling Trust or against any Series other than the Series Interest in connection with which such Security, Series Contract or Credit Enhancement was issued or entered into.

(i) Each Security, each Series Contract and each document entered into in connection with any Credit Enhancement will include a recitation that each holder of or party to such Security, Series Contract or Credit Enhancement will not to the fullest extent permitted by law file or join in filing any bankruptcy petition against the Titling Trust prior to the end of the period that is one year and one day after payment in full of all distributions to all Certificateholder, assignees or pledgees of Certificates and all Series Trust Noteholders and agree they will not cooperate with or encourage others to file a bankruptcy petition against the Titling Trust during the same period.

SECTION 4.2. Designation of Initial Series Interest. The Settlor hereby directs the Administrative Trustee to designate (a) a separate series of Series Interest of the Titling Trust entitled the “Series CSA Interest” and (b) a separate series of Series Interest of the Titling Trust entitled the “Series 2011 Interest,” and shall deliver to the Administrative Trustee on the date hereof a Series Designation Notice for each such Series Interest setting forth the respective terms thereof. All Trust Assets in existence on the date on which the Series CSA Interest is created and pledged to the Collateral Agent under the Credit and Security Agreement will be deemed without further action to be allocated to the Series CSA Interest and all other Trust Assets in existence on the date on which the Series 2011 Interest is created (including any Trust Assets formerly allocated to the UTI Portfolio (as defined in the Original Agreement) pursuant to the Original Agreement) will be deemed without further action to be allocated to the Series 2011 Interest. Furthermore, all Trust Assets acquired after the date on which the Series CSA Interest and the Series 2011 Interest are created shall be allocated to the Series CSA Interest (and not the Series 2011 Interest), unless and until one or more subsequent Series Interests are created.

SECTION 4.3. Allocation of Specified Assets; Series Servicing Agreements.

(a) Holders Responsible for Servicing Series Assets. The Certificateholder of each Series, by accepting their respective Certificates, will be deemed to have acknowledged and agreed that the Certificateholder of such Series shall arrange for the administration, management and control of the Series Assets allocated to the related Series Interest. The Certificateholder of any one or more Series shall engage, or shall cause the Titling Trust to engage the Servicer or any other servicer (the Servicer or the other related servicer with respect to the related Series, the “Series Servicer”) to administer, manage and control the Series Assets allocated to the related Series Interest. The terms and conditions under which any Series Servicer will perform such functions will be set forth in a servicing agreement appointing such Series Servicer (a “Series Servicing Agreement”), which Series Servicing Agreement may relate to one or more Series Interests. The Titling Trust for the applicable Series will be a party to, or execute an acknowledgment and acceptance of, each such related Series Servicing Agreement and of the appointment of the related Series Servicer. The Certificateholder of any Series may assign to the related Series Servicer any or all of the rights of such Certificateholder under this Agreement and the related Certificates, including the rights granted to such Certificateholder under Section 4.3(c), to be exercised in connection with such related Series Servicer’s performance of its duties under the related Series Servicing Agreement, and the Titling Trust hereby consents to such assignment.

(b) Each such related Series Servicing Agreement shall specify various duties, powers, liabilities, obligations and compensation of the related Series Servicer with respect to the administration and servicing of those Series Assets as to which such Series Servicing Agreement applies, including, without limitation, Leased Vehicles and Lease Agreements. The Titling Trust may from time to time enter into one or more agreements (each, a “Nominee Agreement”) with any Person that the Settlor shall designate, such Person to serve as a nominee for the Titling Trust in any jurisdictions where the Titling Trust may not be named as owner on Certificates of Title.

(c) Rights of Certificateholders With Respect to Series Interests. The Certificateholder of any Series, subject to the rights of (A) any assignee or pledgee of the

Certificates of such Series and (B) any Series Trust Noteholders of such Series and to the terms of the related Series Designation Notice, the related Series Servicing Agreement, any other related Series Contract, any document entered into in connection with any related Credit Enhancement or any other document to which the related Series Assets are subject, will have the exclusive right to administer, manage, and control the Series Assets of such Series, including the right to, at any time and for any reason:

(i) direct the Titling Trust to assign or otherwise transfer any related Series Assets to, or to the order of, such Certificateholder;

(ii) direct the Titling Trust to (A) retitle any Leased Vehicle allocated to the related Series Interest in the name such Certificateholder or any Person designated by such Certificateholder, (B) note a lien on the Certificate of Title therefor in the name of such Certificateholder or any Person designated by such Certificateholder, or (C) transfer possession of any related Certificate of Title to such Certificateholder or any Person designated by such Certificateholder free and clear of the interest of the Titling Trust.

(iii) receive or direct the application of all Collections on the related Series Assets, which Collections will be assets of such Certificateholder;

(iv) designate, remove and direct the actions of the related Series Servicer and specify the terms of the related Series Servicing Agreement in accordance with Section 4.3(a);

(v) direct the Titling Trust to accept assignment of title to Lease Agreements and Leased Vehicles (or instruct the related Series Servicer, as their agent, to so direct the Titling Trust) for allocation to the related Series Interest in accordance with Section 4.3(d);

(vi) direct the Titling Trust to reallocate any related Series Assets to a different Series Interest in accordance with Section 4.3(f); and

(vii) direct the Titling Trust to issue Series Trust Notes with respect to the related Series Interest and pledge any or all of the related Series Assets to secure such Series Trust Notes, subject to and in accordance with the terms of this Agreement and the related Series Designation Notice.

Such Certificateholder shall indemnify the Titling Trust, the Trustees and the related Series Servicer for, and hold the Titling Trust, the Trustees and such Series Servicer harmless against, any and all expenses, costs, liabilities, losses and claims incurred by any of them as a result of the actions taken by them in accordance with instructions from such Certificateholder pursuant to this Section 4.3(c), or the actions any designated transferee shall take or fail to take as the registered owner of the related Leased Vehicles or the owner of the related Trust Assets, including, without limitation, sales and transfer taxes and registration fees.

(d) Subsequent Addition of Series Assets. The Certificateholder of any Series, if additional Series Assets may be allocated to the related Series Interest following the Series Issuance Date as specified in the Series Designation Notice, will, or will cause the related Series

Servicer to, provide notice to the Administrative Trustee in accordance with Section 4.3(h), which notice shall identify any Lease Agreements, Leased Vehicles or other assets that have been acquired or are to be acquired by the Titling Trust for allocation to such Series Interest and shall provide the following information with respect to any such assets:

(i) the Series Interest to which assets have been or are to be allocated;

(ii) the date on which such assets were or are to be acquired by the Titling Trust; and

(iii) the date as of which Collections on such assets will be allocated to such Series Interest.

Effective as of date on which such assets are acquired by the Titling Trust, such assets will be Series Assets allocated to the Series Interest set forth in the notice delivered to the Administrative Trustee pursuant to this Section 4.3(d).

(e) Assignment and Transfer of Series Assets from the Titling Trust. The Certificateholder of any Series will, or will cause the related Series Servicer to, provide notice to the Administrative Trustee in accordance with Section 4.3(h), which notice shall identify any related Series Assets that have been or are to be assigned or otherwise transferred from the Titling Trust and shall provide the following information with respect to such Series Assets:

(i) the Series Interest from which such Series Assets have been or are to be assigned or otherwise transferred;

(ii) the date on which such Series Assets were or are to be assigned or otherwise transferred; and

(iii) the date as of which Collections on such Series Assets will cease to be allocated to such Series Interest.

Effective as of the date specified in the notice delivered to the Administrative Trustee pursuant to this Section 4.3(e), the Series Assets identified therein will cease to be Trust Assets. The effectiveness of such notice will be subject to the rights of any related Series Trust Noteholders or any assignees or pledgees of the related Certificates.

(f) Reallocation of Series Assets from One Series Interest to Another. The Certificateholder of any Series will, or will cause the related Series Servicer to, provide notice to the Administrative Trustee in accordance with Section 4.3(h), which notice shall identify any related Series Assets that have been or are to be reallocated to another existing Series Interest and shall provide the following information with respect to such Series Assets:

(i) the Series Interest from which such Series Assets have been or are to be reallocated;

(ii) the Series Interest to which such Series Assets have been or are to be reallocated;

(iii) the date on which such Series Asset were or are to be reallocated; and

(iv) the date as of which Collections on such Series Assets will be allocated to the Series Interest to which such Series Assets have been or are to be reallocated.

Effective as of the date specified in the notice delivered to the Administrative Trustee pursuant to this Section 4.3(f), the Series Assets identified therein will be reallocated to the Series Interest set specified therein. The effectiveness of such notice will be subject to the rights of any related Series Trust Noteholders or any assignees or pledgees of the related Certificates and such notice shall not be effective without the prior written consent of the Certificateholders of the Series to which such Series Assets are being reallocated.

(g) Identification of Assets. In identifying Lease Agreements, Leased Vehicles and other assets to be allocated, acquired, assigned, transferred or reallocated pursuant to Section 4.1(b) and Sections 4.3(d), (e) or (f), the Settlor or the Certificateholder of the related Series, as applicable, will identify:

(i) Lease Agreements by account number;

(ii) Leased Vehicles by vehicle identification number; and

(iii) any other Trust Assets by such description in such form that will permit the Administrative Trustee to identify such Trust Assets separately from any other Trust Assets.

(h) Reporting to Administrative Trustee. The Certificateholder (or the related Series Servicer on their behalf) shall provide written notice to the Administrative Trustee with respect to assets acquired, assigned, transferred, or reallocated pursuant to Sections 4.3(d), (e) and (f) at such times, in such manner and in such form as may be agreed to from time to time by such Certificateholder (or the related Series Servicer on their behalf) and the Administrative Trustee, which may include any Electronic Means (as defined below). The Trustees are hereby authorized to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods (“Electronic Methods”) by Persons believed by the Trustee to be authorized to give instructions and directions pursuant to this Agreement. The Trustees shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions, and the Trustees shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by any person as a result of such reliance upon or use of Electronic Methods to submit instructions and directions to a Trustee, including, without limitation, the risk of the Trustees taking unauthorized instructions, and the risk of interception and misuse by unauthorized persons.

(i) Certain Rights and Duties of the Administrative Trustee With Respect to Series Interests and Series Assets. In accordance with procedures set forth in the related Series Servicing Agreement, each Series Servicer (or, if no Series Servicer has been appointed with respect to a Series Interest, the Certificateholder of the related Series) will provide information with respect to the related Series Assets to the Administrative Trustee in detail sufficient to permit the Administrative Trustee to maintain on an ongoing basis adequate records with respect to the investments of the Certificateholder in the Titling Trust and to provide the Certificateholder with any information required pursuant to this Agreement. The Administrative Trustee has no responsibility for determining, monitoring or verifying the value or quality of any assets contributed to or held by the Titling Trust. The Administrative Trustee, upon receipt of all certificates, statements, opinions, reports, documents, orders, other instruments or property furnished to the Administrative Trustee that are required to be furnished pursuant to this Agreement, will examine them to determine whether they are on their face in the form required by this Agreement. If any such item is found on its face not to conform to the requirements of this Agreement in a material manner, the Administrative Trustee will take such action as it deems appropriate to have the item corrected by the related Series Servicer, and if the item is not corrected to the Administrative Trustee’s reasonable satisfaction by the related Series Servicer, the Administrative Trustee will provide notice thereof to the Settlor and to the applicable Certificateholder.

SECTION 4.4. Form of Certificate; Registration of Certificates.

(a) The Certificates shall be executed on behalf of the Titling Trust by manual or facsimile signature of an authorized officer of the Administrative Trustee. Certificates bearing a manual or facsimile signature of individuals who were, at the time when such a signature shall have been affixed, authorized to sign on behalf of the Administrative Trustee shall, when duly authenticated pursuant hereto, be validly issued and shall entitle the Certificateholder of such Certificate to the benefits of this Agreement, notwithstanding that such individuals or any of them shall cease to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates. No Certificate shall entitle its Certificateholder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication, executed by the Administrative Trustee or an agent thereof, by manual signature. Such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder.

(b) The Administrative Trustee shall keep or cause to be kept at its Corporate Trust Office, or such other office as it shall designate, by written notice to the Settlor, a certificate register (the “Certificate Register”), in which, subject to such reasonable regulations as it may prescribe, the Administrative Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Administrative Trustee shall execute, authenticate and deliver in the name of the designated transferee or transferees one or more new Certificates of the same type and proportionate beneficial interest dated the date of authentication by the Administrative Trustee. Each Certificate presented or rendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form reasonably satisfactory to the Administrative Trustee, duly executed by the Certificateholder of such Certificate or its attorney duly authorized in writing. Each Certificate surrendered for registration of transfer and exchange shall be canceled and subsequently disposed of by the Administrative Trustee in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of any Certificate, but the Administrative Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. Prior to the due presentation of a Certificate for registration of transfer, the Administrative Trustee and each agent of the Administrative Trustee may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the owner of such Certificate for all purposes, and neither the Administrative Trustee nor any such agent shall be bound by any notice to the contrary. The Administrative Trustee shall furnish or cause to be furnished to each Series Servicer and the Settlor, within three (3) Business Days after receipt by the Administrative Trustee of request therefor, a list of the names and addresses of the Certificateholders.

(c) No interest in any Series Interest, Certificate or Series Asset shall be transferred, assigned, sold or conveyed if, as the result of such transfer, assignment, sale or conveyance, the Titling Trust would become a publicly traded partnership for purposes of the Internal Revenue Code of 1986, as amended (the “Code”). In no event shall there be more than ninety-five (95) Certificateholder, in the aggregate, at any point in time. If a Certificateholder is a partnership, grantor trust or S corporation for federal income tax purposes (a “Flow-Through Entity”), the interest in any Certificates owned by such Flow-Through Entity shall represent less than 50% of the value of the assets owned by such Flow-Through Entity and no special allocation of income, gain, loss, deduction or credit from the Certificates will be made among the beneficial owners of such Flow-Through Entity.

SECTION 4.5. Mutilated, Destroyed, Lost or Stolen Certificates.

If any mutilated Certificate is surrendered to the Administrative Trustee, or the Administrative Trustee receives evidence to its satisfaction of the mutilation, destruction, loss or theft of any Certificate, and there is delivered to the Administrative Trustee such security or indemnity as may be reasonably required by it to save it harmless, then the Administrative Trustee shall execute and authenticate, in lieu of such mutilated, destroyed, lost or stolen Certificate, a Certificate of the same type and proportionate beneficial interest bearing an identification number not contemporaneously outstanding, which shall constitute for all purposes a substitute for the original Certificate, which original Certificate shall be deemed canceled and shall be so marked on the books and records of the Administrative Trustee.

SECTION 4.6. Filings; Ministerial Activities.

(a) The Settlor, the Owner Trustee and the Administrative Trustee shall undertake all other and future actions and activities as may be deemed reasonably necessary by the related Series Servicer or any related Certificateholder to perfect (or evidence) and confirm the foregoing allocations of Trust Assets to the Series Interests, including filing or causing to be filed Uniform Commercial Code financing statements and executing and delivering any related filings, documents or writings hereunder or under the other Trust Documents or any Series Contract. The Settlor, the Owner Trustee and the Administrative Trustee each hereby revocably makes and appoints each Series Servicer, and any of their respective officers, employees or agents, as its true and lawful attorney-in-fact with respect to the related Series Assets and Series Interests (but only for so long as each such Series Servicer is acting in such capacity and which appointment is coupled with an interest and is revocable) with power to sign on behalf of the Settlor, the Owner Trustee and the Administrative Trustee any financing statements, continuation statements, security agreements, mortgages, assignments, affidavits, letters of authority, notices or similar documents necessary or appropriate to be executed or filed pursuant to this Section 4.6(a).

(b) At the direction of a Series Servicer or the Certificateholder of any Series, the Settlor shall undertake the following ministerial activities: (i) apply for and maintain (or cause to be applied for and maintained) all licenses, permits and authorizations necessary or appropriate to carry on its duties as Settlor and the Administrative Trustee’s duties, respectively, hereunder in each jurisdiction that such Series Servicer or Certificateholder, as applicable, deem appropriate; (ii) file (or cause to be filed) in each jurisdiction that such Series Servicer or Certificateholder, as applicable, deem appropriate (A) notice reports and other required filings and (B) applications for Certificates of Title so as to cause the Titling Trust to be recorded as the holder of legal title of the Leased Vehicles (and execute and deliver to each Dealer a power of attorney sufficient to allow such Dealer to so record the Titling Trust, as the holder of legal title to such Leased Vehicles); (iii) to the extent that such Series Servicer or Certificateholder, as applicable, deem it necessary or useful to have an Administrative Lien recorded on Certificates of Title, file (or cause to be filed) in each jurisdiction that such Series Servicer or Certificateholder, as applicable, reasonably deems appropriate such applications as are necessary or appropriate to record upon each Certificate of Title an Administrative Lien in favor of an Administrative Lienholder; (iv) be the assignee of the related Dealer or other initial lessor with respect to the Lease Agreements in the event that the Titling Trust cannot be such assignee; and (v) pay (or cause to be paid) all applicable taxes and fees properly due and owing in connection with the Titling Trust’s and each Trustee’s activities under this Agreement and the other Trust Documents (other than taxes in respect of income earned by such Trustee). Such Series Servicer or Certificateholder, as applicable, shall pay, or make an advance to the related Trustee to pay, the costs and expenses of the foregoing, subject to reimbursement to the extent provided in a related Series Servicing Agreement.

SECTION 4.7. Enforcement of Lease Agreements. If in any enforcement suit or legal proceeding with respect to a Lease Agreement it is held that the related Series Servicer may not enforce such Lease Agreement on the ground that such Series Servicer is not a real party in interest or a Certificateholder that is entitled to enforce the Lease Agreement, the Titling Trust and the Certificateholders of the related Series, at the related Series Servicer’s expense and direction, will take steps to enforce the Lease Agreement, including bringing suit in its name or in the name of the related Certificateholder.

SECTION 4.8. Termination of Prior Interests. The Trustees and the Settlor hereby agree that upon execution of this Agreement and presentment and surrender of the UTI Certificate (as defined in the Original Agreement) by the Settlor to the Administrative Trustee and in consideration therefor, all securities issued and outstanding under the Original Agreement, including such UTI Certificate, shall automatically be deemed to be cancelled in accordance with the terms of the Original Agreement.

ARTICLE V

DUTIES AND POWERS OF TRUST AND TRUSTEES;

TRUSTEE LIABILITY

SECTION 5.1. Duties and Powers of Trustees; Limitations on Trust Activity.

(a) Each Trustee undertakes to perform such duties, and only such duties, as are specified in this Agreement or any other Trust Document, or as it may be directed in writing to perform by the Settlor or the Certificateholder of any Series in a manner not contrary to the terms of this Agreement, from time to time, including, without limitation, in connection with (i) a borrowing arrangement described in Section 1.1(b)(iii) or any other contractual arrangement set forth in a Series Contract, (ii) sales or exchanges of Trust Assets to the extent permitted by the terms of this Agreement (so long as the Certificate of Title of any Leased Vehicle so sold or exchanged is amended to reflect the transfer of ownership thereof from the Titling Trust, unless applicable law permits the transfer of ownership of a motor vehicle without an amendment to the vehicle’s certificate of title) or (iii) activities ancillary to any of the foregoing.

(b) Except as provided in or otherwise expressly contemplated by this Agreement, any Series Contract or any Series Servicing Agreement, the Titling Trust shall not (i) issue beneficial or other interests in the Trust Assets or securities of the Titling Trust other than the Series CSA Interest, one or more Certificates or Series Trust Notes; (ii) borrow money on behalf of the Titling Trust; (iii) make loans or extend credit on behalf of the Titling Trust; (iv) underwrite securities; (v) offer securities in exchange for Trust Assets (other than Certificates and Series Trust Notes); (vi) have any employees; (vii) own any real property; or (viii) except for the acquisition of Trust Assets and agreements relating to any Credit Enhancement or any Series Contract, enter into any agreements or contracts.

(c) No Trustee shall take any action that to the actual knowledge of such Trustee would result in the Titling Trust becoming a publicly traded partnership for purposes of the Code.

(d) The Trustees may establish accounts and receive, maintain, invest and disburse funds in accordance with Part VII hereof and any Series Servicing Agreement.

(e) The Trustees and the Titling Trust shall have such powers as are necessary and appropriate to the conduct of their duties as set forth in this Agreement and the Series Servicing Agreements.

SECTION 5.2. Duty of Care.

(a) No provision of this Agreement shall be construed to relieve any Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, its own bad faith, its own breach of its representations, warranties or covenants given in its individual capacity or its own willful misfeasance, or similar acts or omissions of any Trust Agent; provided, however, that:

(i) a Trustee shall not be personally liable for any action taken, suffered or omitted by it or any error of judgment, in each case, made in good faith by any officer of, or any other employee of the Corporate Trust Office of, such Trustee or any Trust Agent, including any vice-president, trust officer or any other officer of such Trustee or such Trust Agent customarily performing functions similar to those performed by such officers or to whom any corporate trust matter is referred because of such Person’s knowledge of or familiarity with the particular subject, unless it shall be proved that such Trustee or Trust Agent was grossly negligent or acted with willful misfeasance in performing its duties in accordance with the terms of this Agreement; and

(ii) a Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with the express direction of the Settlor or the Certificateholder of any Series (in accordance with the terms of this Agreement or any Series Servicing Agreement or related documents) relating to the exercise of any trust power conferred upon such Trustee under this Agreement.

(b) Notwithstanding Section 5.2(a), a Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Agreement, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require a Trustee to perform, or be responsible for the manner or omission of performance of, any of the duties or obligations of a Series Servicer under any Series Servicing Agreement.

(c) Except for actions expressly authorized by this Agreement, a Trustee shall take no action as to which such Trustee has been notified in writing by the Settlor or the Certificateholder of any Series or as to which such Trustee has actual knowledge, that such action would impair the beneficial interests in the Titling Trust, or would impair the value of any Trust Asset.

(d) All information obtained by a Trustee regarding the administration of the Titling Trust, whether upon the exercise of its rights under this Agreement or otherwise, shall be maintained by such Trustee in confidence and shall not be disclosed to any other Person other than to any Trust Agent, the Settlor, any Series Servicer, any Certificateholder, assignee or pledgee of a Certificate or any Series Trust Noteholder, unless such disclosure is permitted by this Agreement or any other agreement contemplated hereby, is reasonably necessary or incidental to the Trustee’s discharge of its duties or exercise of its rights hereunder, is required by any applicable law or regulation or pursuant to subpoena (and such Trustee has provided notice thereof to the Settlor), or such information is already otherwise publicly available.

SECTION 5.3. Certain Matters Affecting the Trustees.

Except as otherwise provided in this Agreement:

(a) a Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement,

instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In particular, but without limitation, whenever in this Agreement or any Series Servicing Agreement or related documents it is provided that a Trustee shall receive or may rely on the instructions or directions of the Settlor, the Certificateholder of any Series, or any other Person, any written instruction or direction purporting to bear the signature of any officer of the Settlor, such Certificateholder or such Person, reasonably believed by it to be genuine, may be deemed by such Trustee to have been signed or presented by the proper party;

(b) a Trustee may consult with counsel, and any opinion of counsel shall be full and complete protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such opinion of counsel;

(c) a Trustee shall be under no obligation to exercise any of the discretionary rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of the Settlor, the Certificateholder of any Series, any other Person or any other beneficiary of the Titling Trust pursuant to the provisions of this Agreement, unless such requesting Person(s) shall have offered to such Trustee reasonable security or indemnity against the costs, expenses and liabilities that are reasonably likely to be incurred therein or thereby;

(d) a Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Settlor or the Certificateholder of any Series, provided, however, that if the payment within a reasonable time to such Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of such Trustee, not reasonably assured to such Trustee by the security afforded to it by the terms of this Agreement, such Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person(s) requesting such examination or, if paid by such Trustee, shall be reimbursed as an expense of the Titling Trust upon written demand; and

(e) a Trustee may execute any of the trusts or powers under this Agreement or perform any duties under this Agreement either directly or by or through agents or attorneys or one or more custodians and the Trustee shall not be liable for the acts or omissions of any agent or attorney selected by the Trustee in good faith with reasonable care. A Trustee may delegate its duties and responsibilities hereunder to a sub-trustee and may from time to time enter into one or more agency agreements (each a “Trust Agency Agreement”) with such Person or Persons, including, without limitation, any Affiliate of such Trustee (each a “Trust Agent”), as are by experience and expertise qualified to act in a trustee capacity and otherwise acceptable to the Settlor. A Trustee shall provide seven (7) days prior written notice to the Settlor of any such Trust Agency Agreement. Notwithstanding the foregoing, a Trustee shall replace any Trust Agent if (i) in the good faith judgment of the Settlor, the compensation or level of service of such Trust Agent shall no longer be reasonably competitive with those of any alternative agent reasonably proposed by the Settlor or (ii) if the Trust Agent has materially breached its obligations under the Trust Agency Agreement and the Settlor has given written notice to such

Trustee and the Trust Agent of such breach, and the Trust Agent has not cured such breach in all material respects within fifteen (15) Business Days thereafter. Such Trust Agency Agreement shall specify the duties, powers, liabilities, obligations and compensation of such Trust Agent(s) to carry out on behalf of such Trustee any or all of its obligations as Trustee of the Titling Trust arising under this Agreement or otherwise and shall contain a non-petition covenant substantially identical to that set forth in Section 6.9; provided, however, that nothing contained in any Trust Agency Agreement shall excuse, limit or otherwise affect any power, duty, obligation, liability or compensation otherwise applicable to such Trustee hereunder. The Titling Trust shall pay such amount to the Trust Agent as reasonable compensation for its services and shall provide such reimbursement of expenses as are separately agreed by such Trustee, the Settlor and the Trust Agent. Notwithstanding anything to the contrary herein, in no event shall any Nominee Agreement be deemed to be a Trust Agency Agreement, or any Series Servicer or any Affiliate thereof or any Person referred to in the second sentence of Section 4.3(b) be deemed to be a Trust Agent.

SECTION 5.4. Trustees Not Liable for Certificates or Lease Agreements.

A Trustee shall have no obligation to perform any of the duties of the Settlor or any Series Servicer unless explicitly set forth in this Agreement or any Series Servicing Agreement. A Trustee shall at no time have any responsibility or liability for or with respect to (a) the validity or sufficiency of this Agreement (except as set forth in Section 6.7) or the due execution hereof by the Settlor or the legality, validity and enforceability of any security interest in any Trust Asset; (b) the perfection or priority of such a security interest or the maintenance of any such perfection and priority; (c) the efficacy of the Titling Trust or its ability to generate the payments to be distributed to the Certificateholder, including, without limitation, the existence, condition, location and ownership of any Trust Asset; (d) the existence and enforceability of any Insurance Policy; (e) the existence and contents of any Lease Agreement or any computer or other record thereof; (f) the validity of the assignment of any Trust Asset to the Titling Trust or of any intervening assignment; (g) the completeness of any Lease Agreement; (h) the performance or enforcement of any Lease Agreement; (i) the compliance by the Settlor or any Series Servicer with any covenant or the breach by the Settlor or any Series Servicer of any warranty or representation in any document and the accuracy of any such warranty or representation prior to such Trustee’s receipt of notice or other discovery of any noncompliance therewith or any breach thereof; (j) any investment of monies by any Series Servicer or any loss resulting therefrom (it being understood that such Trustee shall remain responsible for any Trust Assets that it may hold); (k) the acts or omissions of the Settlor, any Dealer, the Settlor, any Series Servicer, any Lessee or any other Person under, or in connection with the origination of, any Lease Agreement; (l) any action of any Series Servicer or any other Person taken in the name of such Trustee or the acts or omissions of any Series Servicer or any other Person under any Series Servicing Agreement or any other agreement contemplated hereby or thereby; (m) any action by such Trustee taken at the instruction of the Settlor, the Certificateholder of any Series, any Series Servicer or any other Person or pursuant to Section 5.3(a); or (n) the preparation, execution or filing of any document or report with the Securities and Exchange Commission or any state securities commission or agency; provided, however, that the foregoing shall not relieve any Trustee of its obligation to perform its duties under this Agreement. Except with respect to a claim based on the failure of a Trustee to perform its duties (i) under this Agreement to authenticate and deliver Certificates at the request of the Settlor, or (ii) as set forth in Sections 6.9 and 6.10, or based on a Trustee’s or any Trust Agent’s willful misconduct, bad faith or gross negligence, no recourse shall be had against the Person or institution serving as a Trustee in its individual capacity for any claim based on any provision of this Agreement or any Series Servicing Agreement, or any Trust Asset or assignment thereof. A Trustee shall not be accountable for the use or application by any Certificateholder of the proceeds of the related Certificates, or for the use or application of any funds properly paid to any Series Servicer pursuant to any Series Servicing Agreement.

SECTION 5.5. Indemnity of Trustees and Trust Agents.

(a) Each Trustee and any Trust Agent shall be indemnified and held harmless (but only out of and to the extent of the Trust Assets with respect to any loss, liability or expense, including reasonable attorneys’ and other professionals’ fees and expenses (collectively “Trustee Claims”), arising out of or incurred in connection with (i) any of the Trust Assets (including, without limitation, any Trustee Claims relating to Lease Agreements, Leased Vehicles, consumer fraud, consumer leasing act violations, misrepresentation, deceptive and unfair trade practices, and any other claims arising in connection with any Lease Agreement, personal injury or property damage claims arising with respect to any Leased Vehicle or any claim with respect to any tax arising with respect to any Trust Asset) or (ii) such Trustee’s or Trust Agent’s acceptance or performance of the trusts and duties contained in this Agreement or any Trust Agency Agreement, with any allocation of such indemnification among the Trust Assets to be made as provided for in Section 7.1(b) hereof, provided, however, that neither a Trustee nor any Trust Agent shall be indemnified or held harmless out of the Trust Assets as to any Trustee Claim (i) for which the Settlor, a Series Servicer or any of their respective Affiliates shall be liable and shall have paid pursuant to this Agreement or a Series Servicing Agreement, (ii) incurred by reason of such Trustee’s or such Trust Agent’s willful misfeasance, bad faith or gross negligence, or (iii) incurred by reason of such Trustee’s breach of its respective representations and warranties pursuant to any Series Servicing Agreement or of Section 6.7 of this Agreement.

(b) To the extent that the Trust Assets are insufficient to satisfy any claim of indemnification as provided in Section 5.5(a), AmeriCredit hereby agrees, whether or not any of the transactions contemplated by this Agreement shall be consummated, to assume liability for, and hereby indemnifies, protects, saves and keeps harmless the Trustees and each of their officers, directors, successors, assigns, legal representatives, agents, Affiliates and servants (each a “Titling Trust Agreement Indemnified Person”), from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses or disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against a Titling Trust Agreement Indemnified Person (whether or not also indemnified against by any other person) in any way relating to or arising out of the creation, operation or termination of the Titling Trust, subject to the proviso of the last sentence of Section 5.5(a). The indemnities contained in this Section 5.5(b) shall survive the termination of this Agreement or the termination or resignation of any of the Trustees. In case any such action, investigation or proceeding shall be brought involving a Titling Trust Agreement Indemnified Person, AmeriCredit shall assume and control the defense thereof, including the employment of counsel and the payment of all expenses. If AmeriCredit has assumed control of the defense of any action, investigation or proceeding, the Titling Trust Agreement Indemnified Person shall have the right to employ separate counsel in any such action, investigation or proceeding and to participate in the defense thereof at the Titling Trust Agreement Indemnified Person’s expense, unless: (i) AmeriCredit and such Titling Trust Agreement Indemnified Person agree on the retention of such counsel at AmeriCredit’s expense or (ii) the named parties to any such proceeding (including any impleaded parties) include both AmeriCredit and such Titling Trust Agreement Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that AmeriCredit shall not, in respect of the legal expenses of any Titling Trust Agreement Indemnified Person in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all such Titling Trust Agreement Indemnified Persons. AmeriCredit shall not be liable for any settlement of any proceeding effected without its written consent.

SECTION 5.6. Trustee’s Right Not to Act.

Notwithstanding anything to the contrary contained herein, a Trustee shall have the right to decline to act in any particular manner otherwise provided for herein if such Trustee, being advised in writing by counsel, determines that such action may not lawfully be taken, or if such Trustee in good faith shall determine that such action would be illegal or subject such Trustee to personal liability.

SECTION 5.7. Doing Business in Other Jurisdictions.

Notwithstanding anything contained herein to the contrary, neither a Trustee Bank nor the related Trustee shall be required to take any action in any jurisdiction other than in the State of its incorporation or any State in which it is qualified to do business (each, a “State of Qualification”) if the taking of such action may (i) require the consent, approval, authorization or order of, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than a State of Qualification; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof, other than a State of Qualification, becoming payable by the Trustee Bank or (iii) subject the Trustee Bank to personal jurisdiction in any jurisdiction other than a State of Qualification for causes of action arising from acts unrelated to the consummation of the transactions by such Trustee Bank or the related Trustee, as the case may be, contemplated hereby. In the event that a Trustee does not take any action because such action may result in the consequences described in the preceding sentence, such Trustee will appoint an additional trustee pursuant to Section 6.6 to proceed with such action.

ARTICLE VI

APPOINTMENT, COMPENSATION AND REMOVAL OF TRUSTEES

SECTION 6.1. Appointment of Trustees.

Wilmington Trust Company, with its principal place of business in Wilmington, Delaware is hereby designated as Owner Trustee, Administrative Trustee and Delaware Trustee.

SECTION 6.2. Qualification of Trustee.

Except as otherwise provided in this Agreement, each Trustee under this Agreement shall at all times be (a) a bank or trust company organized under the laws of the United States or one of the fifty states of the United States or the District of Columbia, (b) in the case of each Trustee other than the Delaware Trustee, have capital and surplus of at least $50,000,000, and (c) in the case of the Delaware Trustee only, have a principal place of business, in the State of Delaware. Any Trustee need not meet the qualifications set forth in clause (a) above if such Trustee has appointed a Trust Agent that meets such qualifications.

SECTION 6.3. Resignation or Removal of Trustees.

(a) A Trustee may at any time resign by giving thirty (30) days prior written notice to the Settlor and each Certificateholder. Upon receiving the notice of resignation, the Settlor shall promptly appoint a successor Trustee who meets the eligibility requirements set forth in Section 6.2 by written instrument.

(b) If at any time:

(i) a Trustee shall cease to be qualified in accordance with Section 6.2;

(ii) any representation or warranty made by a Trustee Bank pursuant to Section 6.7 shall prove to have been untrue in any material respect when made;

(iii) a Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of a Trustee or of its property shall be appointed, or any public officer shall take charge or control of a Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(iv) the Settlor otherwise desires, in its sole discretion, to remove and replace any Trustee,

then such Trustee may be removed upon written notice by the Settlor. If a Trustee resigns or is removed under the authority of the immediately preceding sentence, the Settlor shall promptly appoint a successor Trustee by written instrument, in duplicate, a copy of which instrument shall be delivered to the Trustee so removed, each Series Servicer, each Certificateholder, and the successor Trustee, together with payment of all amounts owed to the outgoing Trustee.

(c) Any resignation or removal of a Trustee and appointment of a successor Trustee pursuant to any of the provisions of this part shall not become effective until acceptance of appointment by the successor Trustee.

SECTION 6.4. Successor Trustee.

Any successor Trustee appointed as provided in SECTION 6.1 shall execute, acknowledge and deliver to each Series Servicer, the Settlor, each Certificateholder and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as the applicable Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it under this Agreement, and the Settlor, the Certificateholder and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations. No successor Trustee shall accept appointment as provided in this Section 6.4 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 6.2.

SECTION 6.5. Merger or Consolidation of Trustees.

(a) Any entity (i) into which a Trustee may be merged or consolidated, (ii) which may result from any merger, conversion, or consolidation to which a Trustee shall be a party, or (iii) which may succeed to all or substantially all of the corporate trust business of a Trustee, which entity, if requested by the Settlor, executes an agreement of assumption to perform every obligation of such Trustee under this Agreement, shall be the successor of such Trustee hereunder, provided such entity shall be eligible pursuant to Section 6.2, without the execution or filing of any instrument or any further act on the part of any of the parties hereto.

(b) Upon the happening of any of the events described in Section 6.3, 6.4 or 6.5(a), the successor Trustee shall, to the extent required by Delaware law, cause an amendment to the Titling Trust’s certificate of trust to be filed with the Secretary of State, in accordance with the provisions of Section 3810 of the Statutory Trust Statute, indicating the change with respect to such Trustee’s identity.

SECTION 6.6. Appointment of Co-Trustee, Separate Trustee or Nominee.

(a) Notwithstanding any other provision of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Trust Asset may at the time be located, the related Series Servicer and a Trustee, acting jointly, shall have the power to execute and deliver all instruments to appoint one or more Persons approved by such Series Servicer and Trustee to act as co-trustee, jointly with such Trustee, or as a separate trustee or nominee, of all or any part of the Titling Trust, and to vest in such Person, in such capacity and for the benefit of the related Certificateholder and their permitted assignee(s), such title to the Trust Assets, or any part thereof, and, subject to the other provisions of this Section 6.6, such powers, duties, obligations, rights and trusts as such Persons may consider necessary or desirable. No co-trustee, separate trustee, or nominee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 6.2, except that no co-trustee, separate trustee or nominee under this Agreement may be the Settlor or any Affiliate thereof.

(b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the applicable Trustee shall be conferred upon and exercised or performed by such Trustee and such separate trustee and co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without such Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as a Trustee under this Agreement or as successor to any Series Servicer under this Agreement or any Series Servicing Agreement), such Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Titling Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of such Trustee;

(ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii) the Settlor and the applicable Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to a Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Section 6.6. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with a Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, such Trustee. Each such instrument shall be filed with such Trustee and a copy thereof given to each Series Servicer.

Any separate trustee or co-trustee may at any time appoint the applicable Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts relating to this Agreement and the Trust Assets shall vest in and be exercised by the applicable Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. Notwithstanding anything to the contrary in this Agreement, the appointment of any separate trustee or co-trustee shall not relieve the applicable Trustee of its obligations and duties under this Agreement.

SECTION 6.7. Representations and Warranties of Trustees.

Each Trustee Bank hereby makes the following representations and warranties as of the date hereof, and the Trustee Bank shall be deemed to remake the following representations and warranties upon each designation of a new Series Interest at the direction of the Settlor, on which the Certificateholder, each of their permitted assignees and pledgees, and the Settlor may rely:

(a) Organization and Good Standing. The Trustee Bank is a banking corporation or association duly organized, validly existing and in good standing under the law of its jurisdiction of organization;

(b) Power and Authority. The Trustee Bank has full power, authority and right to execute, deliver and perform its obligations under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement;

(c) Due Execution. This Agreement has been duly executed and delivered by the Trustee Bank, and is a legal, valid and binding instrument enforceable against the Trustee Bank in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(d) No Conflict. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default (with notice or passage of time or both) under any provision of any law, governmental rule or regulation, judgment, decree or order binding on the Trustee or the articles of association or by-laws of the Trustee Bank or any provision of any mortgage, indenture, contract, agreement or other instrument to which the Trustee is a party or by which it is bound; and

(e) Location of Records. The office where the Administrative Trustee keeps its records concerning the transactions contemplated hereby is located at its Corporate Trust Office.

SECTION 6.8. Trustee’s Fees and Expenses.

To the extent not paid by the related Series Servicer pursuant to a Series Servicing Agreement or directly to such Trustee by AmeriCredit or an Affiliate of AmeriCredit, each Trustee shall be paid out of Trust Assets reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and reimbursement of all reasonable expenses (including, without limitation, reasonable attorneys’ fees), as may be agreed upon in writing among the related Series Servicer, the Settlor and such Trustee, for all services rendered by it in the execution of the Titling Trust and in the exercise and performance of any of the powers and duties under this Agreement; provided, however, that (x) to the extent that an expense of a Trustee shall be incurred or suffered with respect to a discrete Trust Asset or group of Trust Assets (including, without limitation, contract, tort or tax claims relating to one or more specific Lease Agreements or Leased Vehicles) (each an “Affected Trust Asset” and collectively, the “Affected Trust Assets”), each Certificateholder relating to a Series Interest with respect to which such Affected Trust Assets are allocated (pro rata in the ratio of the aggregate value of those Affected Trust Assets allocated to each Certificate held by such Certificateholder as recorded on the books of the Titling Trust to the aggregate value of all Affected Trust Assets), shall bear in full the burden of such Trustee expense, but (y) to the extent that any such expense of a Trustee shall be incurred or suffered with respect to the Trust Assets generally, all Certificateholders shall bear the burden of such Trustee expenses on a pro rata basis in the ratio of the aggregate value of Trust Assets allocated to each Certificate, as each is recorded on the books of the Titling Trust, to the total value of all Trust Assets. Any pro rata allocation of an expense or liability among one or more Certificateholders shall be made in good faith and so as not to disproportionately affect any Series Interest.

SECTION 6.9. No Petition.

(a) To the fullest extent permitted by law, each of the Trustees, the Settlor, each Certificateholder, assignee or pledgee of a Certificate and each holder of a Security covenants and agrees that, notwithstanding any prior termination of this Agreement, prior to the date which is one year and one day after the payment in full of distributions to all Certificateholder, assignees or pledgees of Certificates and all holders of Securities pursuant to this Agreement and the related Securities, as applicable, it shall not acquiesce, petition or otherwise invoke or cause the Titling Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Titling Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Titling Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Titling Trust. This Section 6.9 shall survive the termination of this Agreement or the resignation or removal of such Trustee under this Agreement.

(b) No bankruptcy, reorganization arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy, insolvency or similar law shall be instituted or joined in by the Titling Trust without the unanimous consent of the Administrative Trustee and the Certificateholder hereunder. The Administrative Trustee shall not so consent unless directed to do so by all of the Certificateholder.

SECTION 6.10. Place of Business.

At all times, either the Delaware Trustee or a co-trustee hereunder shall be a resident of, or have a principal place of business in, the State of Delaware.

ARTICLE VII

ACCOUNTS

SECTION 7.1. Accounts: Expenses.

(a) The Trustee may establish and maintain such bank accounts as may be directed in writing by the Settlor (collectively, the “Trustee Accounts”). Any Series Servicer may make deposits into and make disbursements from the Trustee Accounts in accordance with the terms and provisions of this Agreement, any Series Servicing Agreement or any other Series Contract.

(b) To the extent not paid by the related Series Servicer pursuant to a Series Servicing Agreement or directly to such Trustee by AmeriCredit or an Affiliate of AmeriCredit, all Trust expenses shall be paid out of the Trust Assets, including, without limitation, (i) any reimbursement due to any Series Servicer for payments from its own operating accounts in order to fund any advances made by such Series Servicer, with the consent of the applicable Trustee

(to be given only at the direction of the Settlor), with respect to any Lease Agreement or Leased Vehicle, (ii) Servicing Fees (and expenses, if any, not covered by the Servicing Fee under any Series Servicing Agreement), (iii) Trustee fees and expenses and (iv) other Trust expenses, if any; provided, however, that (x) to the extent that an expense or liability of a Trustee or the Settlor shall be incurred or suffered with respect to a discrete Trust Asset or group of Trust Assets (including, without limitation, contract, tort or tax claims relating to one or more specific Lease Agreements or Leased Vehicles) (each an “Affected Trust Asset” and collectively, the “Affected Trust Assets”), each Certificateholder relating to a Series Interest with respect to which such Affected Trust Assets are allocated (pro rata in the ratio of the aggregate value of those Affected Trust Assets allocated to each Certificate held by such Certificateholder as recorded on the books of the Titling Trust to the aggregate value of all Affected Trust Assets), shall bear in full the burden of such Trustee or the Settlor expense or liability, but (y) to the extent that any such expense or liability of a Trustee or the Settlor shall be incurred or suffered with respect to the Trust Assets generally, all Certificateholders shall bear the burden of such Trust expenses or liabilities on a pro rata basis in the ratio of the aggregate value of Trust Assets allocated to each Certificate, as each is recorded on the books of the Titling Trust, to the total value of all Trust Assets. Any pro rata allocation of an expense or liability among one or more Certificateholders shall be made in good faith and so as not to disproportionately affect any Series Interest.

(c) All or a portion of the funds deposited into each Trustee Account shall be separately invested by the Administrative Trustee from time to time at the written direction of the Settlor or the applicable Series Servicer, as its designee, all as specified in the applicable Series Servicing Agreement. No Trustee shall have any liability for any losses or changes in value of such investments.

SECTION 7.2. Rebalancing After Third-Party Claim.

To the extent that a third-party claim against Trust Assets is satisfied out of Trust Assets in proportions other than as provided in Section 7.1(b), then, notwithstanding anything to the contrary contained herein, the Trustee shall promptly request the Series Servicers and the Settlor to identify and reallocate the remaining Trust Assets among each so that each shall bear the expense of the third party claim as nearly as possible as if the burden of such claim had been allocated as provided in Section 7.1(b).

ARTICLE VIII

DISSOLUTION

SECTION 8.1. Dissolution of the Titling Trust.

(a) The Titling Trust shall dissolve upon the unanimous written agreement of all Certificateholders. Upon the dissolution of the Titling Trust, its affairs shall be wound up and its property liquidated. Thereafter, after paying or making reasonable provision to pay its liabilities in accordance with Section 3808 of the Statutory Trust Statute, the Delaware Trustee upon written instruction of the Settlor shall cause the Titling Trust’s certificate of trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Statute and the Titling Trust shall terminate. The Settlor shall be responsible for winding up the affairs of the Titling Trust.

(b) Any Series Interest shall dissolve upon the unanimous written agreement of all related Certificateholders. Any Series Interest established in accordance with this Agreement may be dissolved and its affairs wound up without causing the dissolution of the Titling Trust or any other Series Interest thereof. The dissolution, winding up, liquidation or termination of the Titling Trust or any Series Interest thereof shall not affect any limitation of liability with respect to a Series Interest established in accordance with this Agreement, the Certificate of Trust or Section 3804(a) of the Statutory Trust Statute. The death, incapacity, dissolution, termination or bankruptcy of a beneficial owner of any Series Interest shall not result in the termination or dissolution of such Series Interest and such Series Interest may not be terminated or revoked by a beneficial owner of such Series Interest or other person except in accordance with the terms of this Agreement.

(c) The Series Servicer and any other persons who under this Agreement are responsible for winding up the affairs of any Series Interest may, in the name of the Titling Trust and for and on behalf of the Titling Trust and such Series Interest, take all actions with respect to such Series Interest as are permitted under Section 3808 of the Statutory Trust Statute and shall provide for the claims and obligations of such Series Interest and distribute the related Series Assets as provided under Section 3808 of the Statutory Trust Statute. Any Person, including any Trustee, who under this Agreement is responsible for winding up the affairs of such Series Interest who has complied with Section 3808(e) of the Statutory Trust Statute shall not be personally liable to the claimants of the dissolved Series Interest by reason of such Person’s actions in winding up such Series Interest.

ARTICLE IX

MISCELLANEOUS PROVISIONS

SECTION 9.1. Amendment.

Any amendment of this Agreement shall require a written agreement between the Settlor, the Administrative Trustee, the Owner Trustee and the Delaware Trustee, but only if the duties, obligations, rights, or privileges of the Delaware Trustee are affected by such amendment (entered into by the Owner Trustee, the Administrative Trustee and, if applicable, the Delaware Trustee, in each case, at the written direction of the Settlor); provided, however, that if any Certificateholders, assignees or pledgees of any Certificates, any Series Trust Noteholders or the holders of the obligations, instruments or securities issued in connection with any Series Contracts would be materially and adversely affected by such amendment, the Certificateholder of the related Series must provide their prior written consent to such amendment; provided, further, that any such amendment may not be made if it would cause the Titling Trust to become a publicly traded partnership taxable for purposes of the Code. Prior to the execution of any amendment to this Agreement, a Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to such execution and delivery have been satisfied. A Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects such Trustee’s own rights, duties or immunities under this Agreement or otherwise.

SECTION 9.2. Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 9.3. Notices.

All demands, notices and communications under this Agreement shall be in writing and shall be delivered or mailed by registered or certified first class United States mail, postage prepaid, return receipt requested; hand delivery; prepaid courier service; or telecopier, and addressed in each case as follows: (a) if to the Settlor, Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Facsimile: (302) 636-4140, with copies to AmeriCredit Financial Services, Inc., 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, Attention: Chief Financial Officer; (b) if to the Owner Trustee, Delaware Trustee or Administrative Trustee, 1100 North Market Street, Wilmington, Delaware 19890, Facsimile: (302) 636-4140; or at such other address as shall be designated by the Owner Trustee, Delaware Trustee or Administrative Trustee in a written notice to the other parties hereto (the “Corporate Trust Office”).

SECTION 9.4. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any Security or the rights of the holders thereof.

SECTION 9.5. Interpretive Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

(c) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

SECTION 9.6. Separate Entity.

The Trustees and the Settlor shall in all transactions with third parties hold the Titling Trust out as a separate entity from the Settlor and any Affiliate of the Settlor.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

APGO TRUST,
as Settlor

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:	/s/ Jessica L. Williams
Name:	Jessica L. Williams
Title:	Authorized Signer

WILMINGTON TRUST COMPANY, as Delaware Trustee

By:	/s/ Jessica L. Williams
Name:	Jessica L. Williams
Title:	Authorized Signer

WILMINGTON TRUST COMPANY, as Owner Trustee

By:	/s/ Jessica L. Williams
Name:	Jessica L. Williams
Title:	Authorized Signer

WILMINGTON TRUST COMPANY, as Administrative Trustee

By:	/s/ Jessica L. Williams
Name:	Jessica L. Williams
Title:	Authorized Signer

Acknowledged and accepted:

solely with respect to Section 5.5:

AMERICREDIT FINANCIAL SERVICES, INC.,

By:	/s/ Susan B. Sheffield
Name:	Susan B. Sheffield
Title:	Executive Vice President, Structured Finance

[Signature Page to the Titling Trust Agreement]

EXHIBIT A

CERTIFICATE OF TRUST OF

ACAR LEASING LTD.

[Filed Certificate of Trust to be attached]

A-1

EXHIBIT B

[FORM OF CERTIFICATE]

ACAR LEASING LTD.

SERIES [    ] CERTIFICATE

No. 1

THIS CERTIFIES THAT [     ] is the registered owner of a nonassessable, fully-paid, [ ]% interest in the Series Assets of the Series [     ] Interest of ACAR Leasing Ltd. (the “Trust”).

This Certificate does not represent an interest in or obligation of AmeriCredit Financial Services, Inc., APGO Trust, Wilmington Trust Company or any of their respective Affiliates, except to the extent described below.

This Certificate evidences an interest in ACAR Leasing Ltd. and will be a security for purpose of Article 8 of the Uniform Commercial Code.

The Titling Trust is a Delaware trust governed by the Amended and Restated Trust Agreement, dated as of January 31, 2011 (the “Trust Agreement”), among APGO Trust, as Settlor, and Wilmington Trust Company, as Owner Trustee, Administrative Trustee and Delaware Trustee. Capitalized terms used by not defined in this Certificate are defined in the Trust Agreement.

This Certificate is one of a duly authorized Series of Certificates and is issued under and is subject to the Trust Agreement.

Any rights of the Certificateholder are limited to the related Series Assets and the related Series Interest (and will include the right to receive or direct the application of all Collections on the related Series Assets pursuant to Section 4.3(c) of the Trust Agreement). If an Insolvency Event occurs with respect to the Titling Trust, any claim that the Certificateholder may seek to enforce against the Titling Trust or the Series Assets allocated to any Series Interest of the Titling Trust other than the Series Interest represented by this Certificate will be subordinate to the payment in full, including post-petition interest, of the claims of the holders of any Securities related to the Series Assets allocated to such other Series Interests of the Titling Trust.

To the fullest extent permitted by law, the Certificateholder, by acceptance of this Certificate, covenants that for a period of one year and one day after payment in full of all distributions to all Certificateholders, assignees or pledgees of Certificates and holders of Securities pursuant to the Trust Agreement and the related Securities, it will not institute against, or join any Person in instituting against, the Titling Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding, under the laws of the United States or any state of the United States.

This Certificate may be transferred only in accordance with the Titling Trust Agreement.

THIS CERTIFICATE WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT WILL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Unless this Certificate is executed by an authorized officer of the Administrative Trustee, this Certificate will not entitle the Certificateholder thereof to any benefit under the Trust Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Administrative Trustee, on behalf of the Titling Trust and not in its individual capacity, has caused this Certificate to be duly executed.

Dated:

ACAR LEASING LTD.,

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Administrative Trustee

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates of Series [     ] designated above and referred to in the Trust Agreement.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Administrative Trustee

By:
Authorized Officer

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned transfers and assigns unto       the within Certificate, and all rights thereunder, irrevocably constituting and appointing       as Attorney to transfer said Certificate on the books of the Administrative Trustee, with full power of substitution in the premises.

Dated:

By:

Acknowledgment

STATE OF DELAWARE	)
)ss.
COUNTY OF NEW CASTLE	)

On this   day of     20 , before me personally appeared      , who acknowledged himself to be an officer of the above Trustee, and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained as the free act and deed of said Trustee, and as his free act and deed as an officer of said Trustee.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My commission expires:

EXHIBIT C

[FORM OF SERIES DESIGNATION NOTICE]

APGO TRUST

SERIES DESIGNATION NOTICE

[Date]

To:	Wilmington Trust Company,

as Administrative Trustee of ACAR Leasing Ltd. (the “Titling Trust”)

Re:	Designation of Series

Reference is made to the Amended and Restated Trust Agreement, dated as of January 31, 2011 (the “Trust Agreement”), among APGO Trust, as Settlor, and Wilmington Trust Company, as Owner Trustee, Administrative Trustee and Delaware Trustee. Capitalized terms used but not defined in this Series Designation Notice are defined in the Trust Agreement, which also contains rules as to usage that are applicable herein.

1. Pursuant to Section 4.1(a) of the Trust Agreement, you are directed to designate a Series Interest of the Titling Trust, to be known as the “Series       Interest” and to issue a Series of Certificates, to be known as the “Series       Certificates,” substantially in the form of Exhibit B to the Trust Agreement, representing the entire member interest in the Series Assets allocated from time to time to such Series Interest and listed in the related Series Asset Schedule.

2. The Series       Interest will be a separate series of the Titling Trust as provided in Section 3806(b)(2) of the Statutory Trust Statute.

3. The Series Issuance Date of the Series       Interest is    , 20 .

4. Attached as Schedule 1 hereto is the Series Asset Schedule.

5. The Series Cutoff Date for the Series       Interest is    , 20 .

6. [The Settlor or the Certificateholder of Series       may, at any time, allocate additional Lease Agreements and Leased Vehicles to the Series       Interest following the Series Issuance Date.] [No additional Lease Agreement or Leased Vehicles may be allocated to the Series       Interest following the Series Issuance Date.]

7. The Series       Certificates will be issued [as a single Class] [in the following Classes: [Specify Classes and the terms associated with each Class]].

8.       is designated as the registered Certificateholder of [ ]% of the Series    Interest as of the Series Issuance Date, and you are directed to cause the Titling Trust to execute and deliver to    or to its order, as of the Series Issuance Date, a single Certificate, designated as Series       Certificate No.  , which will represent [ ]% of the Series       Interest at any time. [Repeat for each Certificateholder].

C-1

9. Series Trust Notes [may] [may not] be issued with respect to the Series       Interest.

10. Pursuant to Section 4.3(c) the Trust Agreement, the Certificateholder of Series       have certain rights with respect to the Series       Interest, including the right to receive or direct the application of all Collections on the related Series Assets, which Collections will be assets of such Certificateholder.

[SIGNATURE PAGE FOLLOWS]

C-2

IN WITNESS WHEREOF, in accordance with the Trust Agreement, AmeriCredit Financial Services, Inc., on behalf of the Settlor, has caused this Series Designation Notice to be duly executed and delivered by its officer hereunto duly authorized, as of the date first above written.

AMERICREDIT FINANCIAL SERVICES, INC.,

By:
Name:
Title:

C-3